UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2019 (May 17, 2019)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 17, 2019, the ALR Technologies Inc. (the “Company” or “ALRT”) Board of Directors approved the grant of the option to acquire 67,900,000 shares of common stock (the “Option Shares”) of the Company at a price of $0.035 per share for a term of five years to sixteen (16) parties as follows:

Number of Optionees	Position	Option Shares Approved
Three (3)	Sales Agent	40,000,000
One (1)	Member of the Board of Directors	1,000,000
Seven (7)	Software Development Team Member	19,700,000
One (1)	Manager, Procurement and Quality Assurance	3,000,000
Four (4)	Clinical Team Member	4,200,000

The 40,000,000 Option Shares will vest when three of the Company’s Sales Agents (the “US Sales Team”) sign up 20,000 ALRT Diabetes Management Solution customers in the United States of America prior to May 30, 2020 (the “Sales Target”). Meeting the Sales Target will vest the Option Shares for all members of the US Sales Team.

The 1,000,000 Option Shares approved for grant to a member of the Company’s Board of Directors are to Dr. Alfonso Salas.

Finalization of the grant of Option Shares to each party is subject to each party executing an option agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of May, 2019.

ALR TECHNOLOGIES INC.

BY:	“Sidney Chan”
Sidney Chan
Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and Director